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                          CONSENT OF LEHMAN BROTHERS



     We hereby consent to the inclusion in the Proxy Statement/Prospectus forming part of this Registration Statement of our opinion dated on or about the date of the Proxy Statement/Prospectus to the Board of Directors of Meridian Bancorp, Inc., attached as Annex VI to such Proxy Statement/Prospectus, and the references to such opinion contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term "expert" as used in the Securities Act.


                                       LEHMAN BROTHERS


New York, New York                     By: /s/ Kevin R. Genirs
January 5, 1996                            -------------------
                                           Kevin R. Genirs
                                           Vice President and
                                           Associate General Counsel